EXHIBIT 10.20

ECPM HOLDINGS, LLC

2013 INCENTIVE UNIT PLAN

Section 3(i) Incentive Unit Award Agreement

Name of Participant:
Grant Date:
Number of Incentive Units
Subject to Award:	Incentive Units

THIS INCENTIVE UNIT AWARD AGREEMENT (the “Agreement”), made effective as of the             day of             , 20            (the “Grant Date”), between ECPM HOLDINGS, LLC, a Delaware limited liability company (the “Company”), and             , a Consultant of the Company or an Affiliate (the “Participant”);

This Agreement applies only to persons who are subject to taxation by the State of Israel with respect to the Incentive Units.

R E C I T A L S :

In furtherance of the purposes of the ECPM Holdings, LLC 2013 Incentive Unit Plan, as it may be amended and/or restated (the “Plan”), and the Israeli Appendix attached to the Plan, as it may be amended and/or restated (the “Israeli Appendix”), and in consideration of the ongoing services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant hereby agree as follows:

1. Incorporation of Plan and LLC Agreement. The rights and duties of the Company and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan and the Israeli Appendix, a copy of which is delivered herewith or has previously been provided to the Participant, and the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in the Agreement and those of the Plan and the Israeli Appendix, the provisions of the Plan and the Israeli Appendix shall govern (unless the Administrator determines otherwise). Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth with the Plan and the Israeli Appendix. Any capitalized terms used herein which are not defined in the Plan, the Israeli Appendix or the Agreement shall (unless the Administrator determines otherwise) have the meanings given such terms in the First Amended and Restated Limited Liability Company Agreement of ECPM Holdings, LLC dated as of January 4, 2013, as it may be further amended and/or restated from time to time (the “LLC Agreement”), a copy of which LLC Agreement has been provided to the Participant. In the event of any conflict between the provisions in the Plan, the Israeli Appendix and/or the Agreement and the LLC Agreement, the provisions of the LLC Agreement shall govern (unless the Administrator determines otherwise). The terms of the Plan, the Israeli Appendix or the Agreement shall not be deemed in conflict or inconsistent with the provisions of the LLC Agreement merely because they impose greater or additional restrictions, obligations or duties, or if the provisions of the Plan, the Israeli Appendix or the Agreement state that such Plan, Israeli Appendix or Agreement terms apply notwithstanding provisions to the contrary in the LLC Agreement. Concurrently with the execution and delivery to the Company of this Agreement by the Participant, the Participant has executed and delivered to the Company a joinder to the LLC Agreement.

2. Grant of Award. Subject to the terms of this Agreement, the Plan and the Israeli Appendix, the Company hereby grants the Participant an Incentive Unit Award (the “Award”) for             (            ) Incentive Units (the “Units” or the “Incentive Units”). The amount of Capital Contribution (as defined in the LLC Agreement) per Unit given by the Participant in exchange for the Incentive Units is $0.

3. Vesting of Award. Subject to the terms of the Plan, the Israeli Appendix and the Agreement, the Incentive Units underlying the Award shall vest in             equal             installments (each such date of vesting, a “Vesting Date”), with (i) __% of the Incentive Units subject to the Award vesting on the             of the Grant Date; (ii) an additional __% (for a total of __%) of the Incentive Units subject to the Award vesting on the             of the Grant Date; (iii) an additional __% (for a total of __%) of the Incentive Units subject to the Award vesting on the             of the Grant Date; and (iv) the remaining __% (for a total of 100%) of the Incentive Units subject to the Award vesting on the             of the Grant Date, subject in each case to the Participant’s continuous employment with the Company or an Affiliate from the Grant Date until each respective Vesting Date. The Administrator has sole discretion to determine if and to the extent that the Award has vested.

4. Participation Threshold. Notwithstanding any other provision in the Plan, the Israeli Appendix or this Agreement, the Participant shall not be entitled to any Distributions (as defined in the LLC Agreement) with respect to any Incentive Units subject to the Award unless and until the Incentive Units have vested (i.e., are Vested Incentive Units) and the Participation Threshold (as defined in and determined pursuant to the LLC Agreement) has first been met. For the purposes herein, the Participation Threshold shall be equal to $            .

5. Effect of Liquidity Event. Unless otherwise determined by the Board or pursuant to the terms of the LLC Agreement, immediately prior to the consummation or occurrence of a Liquidity Event, any Incentive Units (whether held by the Participant or one or more of the Participant’s transferees (other than the Company or any of its Subsidiaries or its transferees acquiring such Units pursuant to Section 9.3 of the LLC Agreement)) that are subject to vesting but which at the time of such Liquidity Event remain unvested shall automatically (without any action by the Participant or any of the Participant’s transferees or any other person or entity) be forfeited to the Company and deemed cancelled.

6. Effect of Termination of Employment or Service or Liquidity Event; Forfeiture of Award; Certain Repurchase Terms. Except as may be otherwise provided in the Plan, the Israeli Appendix or the LLC Agreement, (i) in the event that the employment or service of the Participant terminates for any reason, any Unvested Incentive Units shall, immediately upon such termination, automatically (without any action by the Participant or any of the Participant’s transferees or any other person or entity) be forfeited to the Company and deemed cancelled, and any Vested Incentive Units acquired by a Participant pursuant to the Award shall be subject to repurchase as described in Section 5.3 of the LLC Agreement (and, if applicable, the Israeli Appendix, to the extent consistent with Section 5.3 of the LLC Agreement), and (ii) in the event of a Liquidity Event, Incentive Units shall be subject to forfeiture as described in Section 5 herein and in Section 5.5 of the LLC

Agreement (and, if applicable, the Israeli Appendix, to the extent consistent with Section 5 herein and Section 5.5 of the LLC Agreement).

7. Escrow. The Administrator may require that (i) the Participant deliver any certificate(s) or other instruments representing Unvested Incentive Units to the Administrator or its designee to be held in escrow until the Award vests and is no longer subject to a substantial risk of forfeiture (in which case the Incentive Units will be promptly released to the Participant) or is forfeited (in which case the Incentive Units shall be returned to the Company); and/or (ii) the Participant deliver to the Company a unit power, endorsed in blank (or similar instrument), relating to the Incentive Units subject to the Award which are subject to forfeiture.

8. Rights as a Member. The Participant (and his legal representatives, legatees or distributees) shall not be deemed to be a Member and shall not have any rights of a Member unless and until the Participant (or other person) has been admitted as Member of the Company in accordance with the terms of the LLC Agreement and Applicable Law. The Participant shall be admitted as a Member as soon as practicable following grant of the Incentive Units and satisfaction of such other terms and conditions as may be applicable under the LLC Agreement or established by the Administrator. The Participant (or other person) shall have such distribution rights and other rights as are afforded to Member holding Incentive Units upon admission of the Participant as a Member in accordance with the terms of the LLC Agreement and Applicable Law; provided, however, that such rights shall be limited to the rights of Members holding Incentive Units (and shall not have any special rights afforded only to Members holding Class A Units, Class B Units, Class C Units and/or any other class or series of Units (as defined in the LLC Agreement) that are not Incentive Units).

9. No Right of Employment or Service; Effect of Change in Status. Neither the Plan, the Israeli Appendix, this Agreement nor any other action related to the Plan or to the Israeli Appendix, shall confer upon the Participant any right to continue in the employment of or service to the Company or an Affiliate or interfere with the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time. Further, the Administrator shall have discretion to determine the effect, if any, on the Award (including but not limited to modifying the vesting or forfeiture provisions of the Award) and any rights with respect to underlying Units if the Participant’s status as a Consultant changes (for instance, from full-time to part-time, or vice versa), or if other similar changes in the nature or scope of the Participant’s employment or service occur.

10. Nontransferability of Award. The Award shall not be transferable (including by sale, assignment, gift, pledge or hypothecation) other than by will or the laws of intestate succession. The designation of a beneficiary in accordance with the Plan or the Israeli Appendix does not constitute a transfer.

11. Representations and Warranties of Participant. The Participant represents and warrants to the Company that:

(a) Agrees to Terms of the LLC Agreement, Plan, Israeli Appendix and Agreement. The Participant has received a copy of the LLC Agreement, the Plan and the Israeli Appendix has read and understands the terms of the LLC Agreement, the Plan, the Israeli Appendix and the Agreement, and agrees to be bound by their terms and conditions. This Agreement, the LLC Agreement and all further agreements contemplated hereby and thereby to be executed by the Participant constitute the legal, valid and binding obligation of the Participant, enforceable in accordance with their terms, and the execution, delivery and performance of this Agreement, the LLC Agreement and the other agreements contemplated hereby and thereby executed or to be executed by the Participant do not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Participant is a party or any judgment, order or decree to which the Participant is subject or create any conflict of interest with the Company, or any of their present or former affiliates or material business relations.

(b) Acquisition for Own Account for Investment. Any Incentive Units acquired pursuant to the Award shall be acquired for the Participant’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Incentive Units within the meaning of the Securities Act. The Participant has no present intention of selling or otherwise disposing of all or any portion of the Incentive Units subject to the Award.

(c) Access to Information. The Participant has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that the Participant reasonably considers important in making a decision to acquire the Incentive Units subject to the Award, and the Participant has had ample opportunity to ask questions of, and to receive answers from, the Company’s representatives concerning such matters and this investment.

(d) Understanding of Risks. The Participant is fully aware of: (i) the speculative nature of an investment in the Incentive Units; (ii) the financial hazards involved in acquisition of the Incentive Units; (iii) the lack of liquidity of the Incentive Units and the restrictions on transferability of such Incentive Units; and (iv) the qualifications and backgrounds of the management of the Company. The Participant is capable of evaluating the merits and risks related to this Agreement, has the ability to protect his own interests in this transaction and is financially capable of bearing a total loss from any transaction related to the Agreement. The Participant is a key consultant of the Company and is sophisticated in financial matters and is able to evaluate the risks and benefits of decisions respecting the investment in the Incentive Units.

(e) No General Solicitation. At no time was the Participant presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale or purchase of the Incentive Units.

(f) Compliance with Securities Laws. The Incentive Units subject to the Award have not been registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act and, notwithstanding any other provision of this Agreement, the Plan or the Israeli Appendix to the contrary, the right to acquire any Incentive Units subject to this Award is expressly conditioned upon compliance with the Securities Act and all applicable federal, state and foreign securities laws. The Participant agrees to cooperate with the Company to ensure compliance with such laws. The Participant is a resident of [            ].

(g) No Transfer Unless Registered or Exempt. None of the Company’s securities is presently publicly traded, and the Company has made no representation, covenant or agreement as to whether there will be a public market for any of its securities. The Participant understands that he may not transfer any Incentive Units subject to the Award unless such securities are registered under the Securities Act and qualified under applicable state and foreign securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. The Participant understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Incentive Units. The Participant has also been advised that exemptions from registration and qualification may not be available or may not permit the Participant to transfer all or any of the Incentive Units subject to the Award in the amounts or at the times proposed by him. The Participant also agrees in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, the Participant will not sell or otherwise dispose of any Incentive Units (or successor securities) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed [180] days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify or as may be provided in the LLC Agreement.

(h) Income Tax Consequences. The Company has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) related to the Award or issuance, transfer or disposition of the Incentive Units (or any other benefit) pursuant to the Award, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences with respect to the Award (including but not limited to the acquisition or disposition of the Incentive Units subject to the Award) and that the Participant has been advised that he should consult with his own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

(i) Spousal Consent. If requested by the Administrator, at any time on or after execution of this Agreement, if the Participant is or subsequently becomes legally married (whether in the first instance or to a different spouse), the Participant shall deliver an executed spousal consent regarding this Agreement, the Plan and the LLC Agreement in form and substance acceptable to the Administrator.

(j) Withholding of Taxes. Any tax consequences arising from the grant of the Award or from any other event or act (of the Company, an Affiliate or the Participant), hereunder, shall be borne solely by the Participant. The Company or an Affiliate shall be entitled to withhold taxes (including National Insurance payments and health tax) according to the requirements under Applicable Law (including, for the removal of doubt, the ITO), including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company or any Affiliate and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any Affiliate may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to an Award granted under the Plan and the Israeli Appendix, and the sale thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to the Participant, (ii) requiring the Participant to pay to the Company or any Affiliate the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Unit, or (iii) by causing the sale of a Unit held by or on behalf of the Participant to cover such liability, up to the amount required to satisfy minimum statuary withholding requirements. In addition, the Participant will be required to pay any amount which exceeds the tax to be withheld and remitted to the tax authorities, pursuant to Applicable Law, including the ITO.

12. Other Restrictions on Award and Units.

(a) General. The Participant (or any other holder of Incentive Units issued pursuant to an Award) shall be subject to any restrictions on distributions, repurchase rights, forfeiture provisions, voting restrictions, confidentiality restrictions, transfer restrictions and any other terms and restrictions as are provided in the Plan, the Israeli Appendix, this Agreement and/or the LLC Agreement, including but in no way limited to the restrictions contained in Section 3.4(b), Section 4.2, Section 5.3, Section 5.5, Section 6.4(c), Article IX and Article X of the LLC Agreement. The Participant’s receipt of the Award, Incentive Units issuable pursuant to the Award and or any other benefit under the Plan, the Israeli Appendix or this Agreement shall be subject to the Participant’s compliance with such restrictions, and the Company shall have the right to treat the Participant’s Award as terminated and void, and to recover any Incentive Units issued pursuant to the Award (without payment of any consideration) if the Participant does not abide by such restrictions.

(b) Compliance with Applicable Law. The Company may impose such restrictions on the Award, the Incentive Units and any other benefits underlying the Award as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such securities. Notwithstanding any other Plan or Israeli Appendix provision to the contrary, the Company shall not be obligated to issue, deliver or transfer any Incentive Units, make any other distribution of benefits under the Plan or the Israeli Appendix, or take any other action, unless such delivery, distribution or action is in compliance with the Plan, the Israeli Appendix, the LLC Agreement and Applicable Law (including but not limited to the requirements of the Securities Act and/or the Exchange Act). The Company will be under no obligation to register the Incentive

Units with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state and foreign securities laws, stock exchange or similar organization, and the Company will have no liability for any inability or failure to do so. The Company may cause a restrictive legend or legends to be placed on any certificate or other evidence of beneficial ownership of the Incentive Units issued pursuant to the Award in such form as may be prescribed from time to time under the LLC Agreement or required by Applicable Law or as may be advised by legal counsel.

13. Right of Offset. Notwithstanding any other provision of the Plan or the Agreement, the Company may (subject to any Applicable Law) at any time reduce the amount of any payment otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to the Company or an Affiliate that is or becomes due and payable, and, by entering into this Agreement, the Participant shall be deemed to have consented to such reduction.

14. Superseding Agreement; Binding Effect. This Agreement (together with the Plan and the LLC Agreement) supersedes any statements, representations or agreements of the Company or an Affiliate with respect to the grant of the Award, any other equity-based awards or any related rights, and, by entering into this Agreement, the Participant hereby releases and waives any claims or potential claims against the Company, any Affiliate, the Administrator, and the officers, agents and representatives of the Company or any Affiliate related to such obligations, representations or statements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.

15. Governing Law; Waiver of Jury Trial. The Agreement shall be construed and enforced according to the laws of the State of Delaware, without regard to the principles of conflicts of laws, and in accordance with applicable federal laws of the United States. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

16. Amendment and Termination; Waiver. Subject to the terms of the Plan, the Israeli Appendix and this Agreement, this Agreement may be amended, altered and/or terminated at any time by the Administrator; provided that such amendment, alteration or termination of the Award shall not, without the consent of the Participant, materially adversely affect the rights of the Participant with respect to the Award. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Plan, the Israeli Appendix and this Agreement (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law, and the Participant hereby consents to any such amendments to the Plan, the Israeli Appendix and this Agreement. The waiver by the Company of a breach of any provision of the Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

17. Withholding. The Participant acknowledges that the Company shall require the Participant to pay the Company in cash the amount, if any, of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Award and delivery of the Incentive Units or any other benefit, to satisfy such obligations. Notwithstanding the foregoing, the Administrator may establish procedures to permit the Participant to satisfy such obligations in whole or in part, by electing (the “election”) to have the Company withhold Incentive Units from the number of Incentive Units to which the recipient is otherwise entitled. The number of Incentive Units to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

18. Administration. The authority to construe and interpret the Agreement, the Plan and the Israeli Appendix, and to administer all aspects of the Plan and the Israeli Appendix, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan and in the Israeli Appendix. Any interpretation of the Agreement by the Administrator and any decision made by it with respect to the Agreement is final and binding.

19. Notices. Except as may be otherwise provided by the Plan and the Israeli Appendix, any written notices provided for in the Agreement, the Plan or the Israeli Appendix shall be deemed sufficiently given if given in the manner provided for Members in the LLC Agreement.

20. Severability; Construction. If any provision of the Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

21. Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

22. Specific Performance; Remedies. The Company shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto acknowledge and agree that irreparable injury will result to the Company if the Participant breaches any of the provisions of this Agreement and that money damages would not be an adequate remedy for any such breach and that, in the event of a breach or threatened breach of any of the provisions of this Agreement, the Company, in addition to other rights and remedies existing in its favor, shall be entitled to specific performance and/or immediate injunctive or other equitable relief from any court of competent jurisdiction (without the necessity of showing actual money damages, or posting any bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

23. Conversions. The Administrator shall have the right to convert, exchange or substitute the Incentive Units subject to the Award for other securities of the Company or any successor thereto in the event of a change in the capital structure of the Company or a successor thereto, or if, in the opinion of the Administrator, other transactions or events necessitate such action and, by entering into this Agreement, the Participant shall be deemed to have consented to any such action.

IN WITNESS WHEREOF, this Agreement has been executed in behalf of the Company and by the Participant effective as of the day and year first above written.

ECPM HOLDINGS, LLC

By:

Printed Name:

Title:

PARTICIPANT

Printed Name:

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